                                                                      EXHIBIT 12


                       ALLBRITTON COMMUNICATIONS COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                     Fiscal Year Ended September 30,
                                   -------------------------------------------------------------------
                                       1993          1994          1995          1996         1997
                                   ------------  ------------  ------------  ------------ ------------
Pretax income from continuing
   operations                         $ 14,848      $ 29,932      $ 33,844      $ 14,805       $1,534
                                   ------------  ------------  ------------  ------------ ------------

Fixed charges:
   Interest                             22,295        22,262        22,667        35,060       42,719
   Amortization of deferred
      financing costs                      376           435           386           835        1,031
   Amortization of debt
      discount                              41            41            41           162          151
   Rental expense                          920           873           888           900          967
                                   ------------  ------------  ------------  ------------ ------------

        Total fixed charges             23,632        23,611        23,982        36,957       44,868
                                   ------------  ------------  ------------  ------------ ------------

                                      $ 38,480      $ 53,543      $ 57,826      $ 51,762     $ 46,402
                                   ------------  ------------  ------------  ------------ ------------

Ratio of earnings to fixed
   charges                                1.63          2.27          2.41          1.40         1.03
                                   ============   ===========  ============  ============ ============
                                                                                As Adjusted
                                         As Adjusted                               Three
                                         Fiscal Year      Three Months             Months
                                            Ended             Ended                Ended
                                        September 30,      December 31,         December 31,
                                                     --------------------------
                                            1997         1996          1997         1997
                                        ------------ ------------  ------------ ------------
Pretax income from continuing
   operations                                $3,675       $5,681        $7,140       $7,749
                                        ------------ ------------  ------------ ------------

Fixed charges:
   Interest                                  40,560       10,622        11,020       10,407
   Amortization of deferred
      financing costs                         1,083          260           260          273
   Amortization of debt
      discount                                  117           37            38           29
   Rental expense                               967          242           266          266
                                        ------------ ------------  ------------ ------------

        Total fixed charges                  42,727       11,161        11,584       10,975
                                        ------------ ------------  ------------ ------------

                                           $ 46,402     $ 16,842      $ 18,724     $ 18,724
                                        ------------ ------------  ------------ ------------

Ratio of earnings to fixed
   charges                                     1.09         1.51          1.62         1.71
                                        ============ ============  ============ ============